                   THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY
                            MIMLIC SALES CORPORATION
                               St. Paul, Minnesota

                          BROKER DEALER SALES AGREEMENT
                                       FOR
                     GROUP INSURANCE AND SECURITIES PRODUCTS


WHEREAS, The Minnesota Mutual Life Insurance Company (hereinafter referred to as "Minnesota Mutual") is under agreement with its wholly-owned subsidiary, MIMLIC Sales Corporation (hereinafter referred to as "MIMLIC Sales"), to market and service certain group insurance and securities products listed in the attached Exhibit A, which is hereby made a part of this agreement, (hereinafter referred to as "Securities Products"), as may be amended.

AND WHEREAS, Minnesota Mutual and MIMLIC Sales wish to authorize the entity indicated below (hereinafter referred to as "Producer") to offer, solicit for sale, and service the Securities Products under certain terms and conditions and with certain liabilities and duties as hereinafter set forth;

AND WHEREAS, Producer wishes to offer, solicit for sale, and service the Securities Products under terms and conditions and certain liabilities and duties as hereinafter set forth to those individuals eligible to participate in the Securities Products issued to the State of Minnesota for the Minnesota State Deferred Compensation Plan (hereinafter referred to as the "Plan");

AND WHEREAS, MIMLIC Sales and Producer are registered as broker/dealers pursuant to applicable state securities laws and Section 15 of the Securities Exchange Act of 1934, as amended, and each is a member of the National Association of Securities Dealers, Inc. (hereinafter referred to as "NASD") and are in compliance with appropriate state insurance licensing requirements.

NOW, THEREFORE, Minnesota Mutual, MIMLIC Sales, and Producer agree as follows:

 1. Minnesota Mutual and MIMLIC Sales hereby authorize Producer to offer, solicit for sale, and service, and Producer does hereby agree to offer, solicit for sale, and service, Securities Products only through persons who are registered with the NASD as registered representatives of Producer, and who are properly licensed with the appropriate state insurance and securities department, a list of which registered representatives as of the date hereof is attached as Exhibit B. Producer, through such registered representatives, has the authority to make sales presentations to group policyholders and to prospective purchasers and participants (hereinafter collectively referred to as "Participants") of the Securities Products, solicit master and Participant applications for the Securities Products, enroll Participants, and perform services in respect of the Securities Products as required by Minnesota Mutual or MIMLIC Sales, provided that in making such presentations, solicitations, enrollments or in servicing the Securities Products, Producer shall act as an independent contractor, and not as an agent or employee of Minnesota Mutual or MIMLIC Sales.

 2. Minnesota Mutual shall pay to Producer commissions on accumulation values held under the Securities Products in respect of Participants to Minnesota Mutual or its designated agent for the purchase of the Securities Products, all in accordance with the terms and provisions of the attached Exhibit A entered into between Minnesota Mutual and MIMLIC Sales and Producer for each Securities Product. No person associated with Producer shall have any interest in any such commission payable by Minnesota Mutual and MIMLIC Sales to Producer. Minnesota Mutual and MIMLIC Sales reserve the right to decline any application for coverage of a Participant under Securities Product without liability to anyone and to refund in full all contributions received in connection with an application which is declined.

 3. Applications solicited by the Producer will be accepted only in the amounts and on the terms which are set forth in the then current Prospectus (and/or Statement of Additional Information, if any) for the Group Deferred Variable Annuity Contract. Applications will be accepted only from those individuals authorized to participate in the group contract issued to the Plan.

 4. The right is reserved to Minnesota Mutual and MIMLIC Sales to contract separately with any employee, representative or agent of Producer for whatever purpose, provided that the terms of any such contract do not conflict with the provisions of this agreement. Nothing contained herein shall prevent or restrict (i) Minnesota Mutual or MIMLIC Sales from marketing said Securities Products through other stock brokerage firms, insurance agents and brokers, and through its own organization, or (ii) Producer from acting as agent and/or broker for other insurance companies, whether or not affiliated with Producer, in any jurisdiction with respect to any insurance or Securities Product, including Securities Products similar or identical to those of Minnesota Mutual or MIMLIC Sales.

 5. Producer shall not be entitled to and agrees to return to Minnesota Mutual any commissions paid to Producer in connection with accumulation values of any Participant who has elected to terminate his/her participation under the Securities Product in accordance with its free-look provision, if any, or under any other applicable state or federal law or regulations or NASD rule or policy. Minnesota Mutual may apply any such earned fees to the debit balance of Producer's commission account.

 6. Any commission which has been advanced to Producer but is not earned, as determined by Minnesota Mutual, may be deducted from the Producer's commission account, or demand may be made for payment of same, and if demand is made, Producer hereby agrees to promptly refund overpaid commissions or fees to Minnesota Mutual.

     Minnesota Mutual shall have first claim on all of Producer's earnings under this agreement. Minnesota Mutual may keep all or any part of such earnings and reduce any debt Producer owes MIMLIC Sales or Minnesota Mutual. While MIMLIC Sales may release Producer's earnings while it owes a debt to MIMLIC Sales, this does not mean MIMLIC Sales has waived this right of first claim to Producer's earnings. MIMLIC Sales' claim also takes precedence over claim of Producer's creditors. All Producer's earnings kept by MIMLIC Sales will be used to reduce debt owed to MIMLIC Sales and Minnesota Mutual.

 7. Producer has and assumes full responsibility for the sales activities of all persons engaged directly or indirectly in the securities and insurance operations of Producer. Each such person is a person associated (hereinafter sometimes referred to as "Associated Persons") of and with Producer as defined in Section 3(a)(18) of the Securities Exchange Act of 1934, as amended, and, therefore, is a person for whom Producer has full responsibility in connection with his/her training, supervision and control as contemplated by Section 15(b)(4)(E) of such Act.

 8. MIMLIC Sales shall assume all statutory and regulatory responsibility as a registered broker/dealer and member of the NASD with respect to the offering for sale of the Securities Products, with the exception of the following duties which shall be the sole obligation and responsibility of
     Producer:

     (a) Further to paragraph 1 hereof, Producer will make and be responsible for sales presentations to group policyholders, prospective purchasers, and Participants; solicitations of master and Participant applications for the Securities Products; enrollments of prospective purchasers and Participants under the Securities Products; and the servicing of the Securities Products as required by Minnesota Mutual and MIMLIC Sales; and

     (b) Further to paragraph 5 hereof, Producer will be responsible for the sales activities of its Associated Persons, including their training, supervision and control. This responsibility shall specifically include liability of the Producer for any private business transactions, authorized or not by Producer, of or related to the Associated Person, regardless of Producer's knowledge, actual or implied, of such transactions. Producer shall indemnify and hold harmless Minnesota Mutual and MIMLIC Sales from any claims, damages, expenses, liabilities or causes of action, asserted or brought by anyone, resulting from any private business transactions of any Associated Person which are the subject of this paragraph.

 9. Producer shall indemnify and hold harmless Minnesota Mutual and MIMLIC Sales from any claims, damages, expenses, liabilities or causes of action, asserted or brought by anyone, resulting from any negligent, fraudulent, or intentional acts, omissions, or errors of Producer, its employees, registered representatives, other representatives, or agents in the offering for sale, solicitation, or servicing of the Securities Products; and from any negligent, fraudulent, or intentional acts, omissions, or errors of Producer, its employees, registered representatives, other representatives, or agents in violation of federal or state laws or regulations and NASD rules, of any nature, applicable to the offering for sale, solicitation, or servicing of the Securities Products.

10. Producer shall confine the use of any advertising matter, prospectuses, circulars, letters, pamphlets, schedules, stationery, broadcasting, or sales material of any kind concerning Minnesota Mutual, MIMLIC Sales or the Securities Products to such material as has been first approved in writing by MIMLIC Sales and then by the NASD and/or the Securities and Exchange Commission.

11. Upon receipt of a written request in proper form and in respect of a Participant for the Partial Surrender or Surrender of the Participant Account as defined in the provisions of the Securities Product, Minnesota Mutual undertakes to make prompt payment of the amount requested and payable under the Securities Product in accordance with the terms thereof, and to make payment in accordance with any representations made in the appropriate prospectus associated with the Securities Product or otherwise in accordance with the Investment Company Act of 1940 or applicable rules thereunder.

12. Producer agrees to remit in full to Minnesota Mutual, immediately upon receipt, all contributions received and such applications, forms, and any other required documentation obtained in respect of Participants in Securities Products.

13. MIMLIC Sales may terminate this agreement immediately and without notice if the Producer fails to maintain it registration as a broker/dealer and member of the NASD or fails to maintain its state insurance license, or if Producer violates this agreement or fails to perform to MIMLIC Sales' satisfaction under the terms and conditions of this agreement. MIMLIC Sales and Producer shall have the right, upon thirty days' written notice to the other, to terminate this agreement for whatever reason deemed appropriate by such party. Notwithstanding the termination of this agreement, MIMLIC Sales and Producer acknowledge that each of them shall be individually and respectively liable, responsible and accountable for any and all actions undertaken prior to the effective date of the termination of this agreement.

14. Minnesota Mutual and MIMLIC Sales reserve the right, without notice to Producer, to suspend, withdraw, or modify the offering of the Securities Products or to change the conditions of their offering with respect to anyone.

15. Minnesota Mutual and MIMLIC Sales retain the right during normal business hours to have access to and audit the books and records of Producer regarding any matters pertaining to the solicitation, sale or servicing of the Securities Products sufficient to permit Minnesota Mutual to fulfill all of its contractual obligations to group policyholders and Participants. Minnesota Mutual and MIMLIC Sales shall have the right to conduct such an audit during the currency of and up to five years immediately following the termination of this agreement.

16. Producer shall secure and maintain a fidelity bond in at least the amounts prescribed under Article III, Section 32 of the NASD Rules of Fair Practice. Producer shall provide MIMLIC Sales with a copy of said bond within 30 days after executing this agreement.

17. This agreement shall have no application in states whose laws, regulations or administrative policies prohibit the payment of commissions on the sale of Securities Products to any type of corporate or other entity, or whose laws otherwise prohibit the performance of any of the essential terms of this agreement.

18. Producer agrees to execute all Services and Commissions Agreements, or similar documents, which Minnesota Mutual or MIMLIC Sales require during the duration of this agreement. Producer acknowledges that the terms and provisions of those agreements and documents also govern the relationship among the parties to this agreement and that each agreement or document may impose duties, responsibilities and liabilities in addition to those listed herein.

19. Producer, Minnesota Mutual and MIMLIC Sales agree to cooperate fully in any insurance or securities regulatory investigation or proceeding or judicial proceeding with respect to any registered representative or other agent of Producer or the Producer itself to the extent that such investigation or proceeding is in connection with the Securities Products marketed under this agreement. Without limiting the foregoing:

     (a) Minnesota Mutual and MIMLIC Sales will promptly notify Producer of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by it with respect to the Producer or any registered representative or other agent of the Producer or with respect to Minnesota Mutual or MIMLIC Sales which may affect the issuance of the Securities Products marketed under this agreement.

     (b) The Producer will promptly notify Minnesota Mutual and MIMLIC Sales of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by Producer with respect to it or to any registered representative or other agent of Producer in connection with the Securities Products marketed under this agreement or any activity in connection therewith.

20. In the case of a substantive customer complaint in connection with the Securities Products marketed under this agreement, Minnesota Mutual, MIMLIC Sales and Producer will cooperate in investigating such complaint, but any response to such complaint will be the sole responsibility of MIMLIC Sales.

     Producer has no right to start any legal proceedings on behalf of Minnesota Mutual's and MIMLIC Sales or in their name. If Producer is sued because of any unauthorized action or statement by Minnesota Mutual or MIMLIC Sales, they agree to indemnify and save Producer harmless from any judgments, settlements, attorneys fees and expenses.

     Minnesota Mutual and MIMLIC Sales have no right to start any legal proceedings on Producer's behalf or in its name. If Minnesota Mutual and/or MIMLIC Sales are sued because of any unauthorized action or statement by Producer, Producer agrees to indemnify and save it or them harmless from any judgments, settlements, attorneys fees and expenses.

21. Any manuals, guides, books, tapes, programs and other materials, if any, developed by Minnesota Mutual or MIMLIC Sales which may be delivered to the Producer from time to time will be owned solely by Minnesota Mutual or MIMLIC Sales, as the case may be; however, during such time as this agreement is in effect between the parties hereto, if the Producer elects to do so, its registered representatives may use any such manuals, guides, books, programs and other materials which may have been delivered to the Producer but may use them solely in the Producer's business hereunder, and upon such terms and conditions as Minnesota Mutual or MIMLIC Sales may establish at the time of such delivery. Upon termination of this agreement, such items will be returned promptly to Minnesota Mutual.

22. Any notice to be given to a party to this agreement shall be in writing, addressed to that party at the address shown in this agreement or at such other address as the parties may designate in writing and provide to each other. Any notice delivered by the mails, postage fully prepaid, shall be deemed to have been given five (5) days after mailing or, if earlier, upon receipt.

23. This agreement may not be assigned by any party without the written consent of all the parties to this agreement.

24. This agreement including any attachments constitutes the entire agreement and covenant between the parties on this contractual matter. This agreement merges, supersedes and repeals all previous negotiations or understandings between the parties relating to this subject matter.

25. This agreement may not be amended except by written agreement executed by the parties.

26. This agreement shall be effective as of the date it is fully executed by all parties.

27. This agreement shall be construed pursuant to the laws of the State of Minnesota.

IN WITNESS WHEREOF, Minnesota Mutual, MIMLIC Sales and Producer, by their duly authorized officers, have caused this agreement to be executed.


Signed at St. Paul, Minnesota on the _____ day of __________________, 1994.


MIMLIC SALES CORPORATION


By
  --------------------------------------
        Registered Principal
----------------------------------------
              (Title)

Signed at St. Paul, Minnesota on the _____ day of __________________, 1994.


THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY

By
  --------------------------------------

----------------------------------------
              (Title)


Signed at _____________________ this _____ day of __________________, 1994.



GREAT-WEST ASSURANCE COMPANY
  Registered Broker/Dealer

             98-0000673
________________________________________
    Taxpayer Identification Number


By
  --------------------------------------
(Title)
       ---------------------------------

By
  --------------------------------------
(Title)
       ---------------------------------

                          BROKER/DEALER SALES AGREEMENT
                                       FOR
                     GROUP INSURANCE AND SECURITIES PRODUCTS


                                    EXHIBIT A


I.   THE SECURITIES PRODUCTS SHALL INCLUDE THE FOLLOWING:

      (i) The Group Deferred Variable Annuity Contract issued by The Minnesota Mutual Life Insurance Company and registered with the Securities and Exchange Commission pursuant to the Minnesota Mutual Group Variable Annuity Account Registration Statement under the Investment Company Act of 1940; and

     (ii) The Group Accumulation Annuity Contract issued by The Minnesota Mutual Life Insurance Company and registered with the Securities and Exchange Commission pursuant to the Minnesota Mutual Variable Fund D Registration Statement under the Investment Company Act of 1940.


II.  COMMISSIONS TO PRODUCER.

      (i) Minnesota Mutual shall pay monthly to Producer a fee which is equal, on an annual basis, to 0.33% of accumulation values held in the Securities Products and attributable to the marketing efforts of Producer under this Agreement, which accumulation values shall include amounts held for systematic withdrawal but shall not include amounts which have been applied to purchase any annuity option under the Securities Products.

     (ii) Whenever accumulation values held under the Securities Products and attributable to the marketing efforts of Producer under this Agreement are applied to purchase any annuity option thereunder, which for this purpose shall not include amounts held for systematic withdrawal, Minnesota Mutual shall pay to Producer a one-time payment in an amount equal to 1.5% of the amount of such accumulation values applied to purchase such annuity option.

                          BROKER/DEALER SALES AGREEMENT
                                       FOR
                     GROUP INSURANCE AND SECURITIES PRODUCTS


                                    EXHIBIT B


                   Registered Representatives of the Producer
                Who Are Also Appointed Agents of Minnesota Mutual

                                   James Bye
                                   Julianne Bye
                                   Mary Bye
                                   James Gooley
                                   Scott Hallett
                                   Paul Johnson
                                   Shirley Johnson
                                   Herbert Lewis
                                   Matthew Madson
                                   Linda Malosky
                                   John McEnaney
                                   Richard O'Connor
                                   Steve Olsonoski
                                   Lexann Pryd-Kakuk
                                   Carl  Scheuman
                                   John Timberg
                                   Joyce Williams
                                   William Williams, Jr.